Exhibit 99.2 Contents Independent auditors’ report 2 Consolidated income statement and Consolidated statement of comprehensive income 3 Consolidated balance sheet 4 Consolidated statement of changes in equity Consolidated statement of cash flows 5 6 Notes to the financial statements 7

Ark Insurance Holdings Limited 1 Independent auditors’ report to the Board of Directors of Ark Insurance Holdings Limited Report on the Financial Statements We have audited the accompanying consolidated financial statements of Ark Insurance Holdings Limited and its subsidiaries, which comprise the consolidated balance sheet as of 31 December 2020, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the year then ended, and the related notes to the consolidated financial statements, which, as described in note 1 to the consolidated financial statements, have been prepared on the basis of UK accounting standards, including Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (“FRS 102”). Management’s Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with FRS 102; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Auditors’ Responsibility Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion. Basis for Qualified Opinion As more fully disclosed in Note 1 to the consolidated financial statements, FRS 102 requires that consolidated financial statements be presented with comparative financial information. These consolidated financial statements have been prepared as of and for the year ended 31 December 2020 solely for the inclusion in the U.S. Securities and Exchange Commission filings of White Mountains Insurance Group, Ltd. Accordingly, no comparative financial information is presented. Qualified Opinion In our opinion, except for the omission of comparative financial information as described in the Basis for Qualified Opinion paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ark Insurance Holdings Limited and its subsidiaries as of 31 December 2020, and the results of their operations and their cash flows for the year then ended in accordance with FRS 102. Emphasis of Matter As discussed in notes 1 and 27 to the consolidated financial statements, the Company prepared its consolidated financial statements in accordance with FRS 102, which differs from U.S. generally accepted accounting principles. Our opinion is not modified with respect to this matter. /s/ KPMG LLP 15 Canada Square, London United Kingdom 16 March 2021

Ark Insurance Holdings Limited 2 Consolidated income statement For the year ended 31 December 2020 2020 Notes USD’000 Revenue Gross premiums written 596,208 Outward reinsurance premiums (300,544) Net premiums written 295,664 Gross premiums earned 528,147 Premiums ceded to reinsurers (253,630) Net premiums earned 274,517 Investment result 4 (2,436) Other revenues 12,445 Total revenue 284,526 Expenses Claims and claim adjustment expenses (314,514) Reinsurance recoveries 197,736 Claims and claim adjustment expenses, net of reinsurance (116,778) Expenses for the acquisition of insurance contracts (128,148) Operating expenses 5 (38,406) Total expenses (283,332) Profit on operating activities 1,194 Finance costs 6 (3,591) (Loss) for the year before tax (2,397) Taxation charge 7 578 (Loss) for the year after tax (1,819) Consolidated statement of comprehensive income 2020 Notes USD’000 (Loss) for the year after tax (1,819) Other comprehensive income - items that may be reclassified subsequently to profit or loss: Foreign exchange translation differences 339 (1,480) All operations are continuing. The notes on pages 6 to 27 form part of these financial statements.

Ark Insurance Holdings Limited 3 Consolidated balance sheet As at 31 December 2020 2020 Notes USD’000 Assets Intangible assets 8 2,070 Financial assets carried at fair value 9 644,004 Fixed assets 480 Deferred acquisition costs 10 79,270 Insurance receivables 11 236,659 Reinsurance assets 12 601,294 Other receivables 35,059 Cash and cash equivalents 13 52,345 Deferred taxation 18 117 Prepayments and accrued income 5,961 Total assets 1,657,259 Equity and liabilities Equity Called up share capital 14 5,103 Share premium 75,997 Profit and loss account (18,849) Currency translation reserve (2,883) Total equity 59,368 Liabilities Insurance liabilities 15 995,784 Financial liabilities 9, 16 46,410 Other payables 17 540,973 Deferred taxation 18 - Accruals and deferred income 14,724 Total liabilities 1,597,891 Total equity and liabilities 1,657,259 The notes on pages 6 to 27 form part of these financial statements.

Ark Insurance Holdings Limited 4 Consolidated statement of changes in equity Share capital Share premium Retained earnings Foreign currency translation reserve Total USD’000 USD’000 USD’000 USD’000 USD’000 At 1 January 2020 6,359 75,778 (17,030) (3,222) 61,885 Acquisition of own share capital (1,256) 219 - - (1,037) Issue of share capital - - - - - Loss for the year - - (1,819) - (1,819) Foreign exchange translation differences - - - 339 339 At 31 December 2020 5,103 75,997 (18,849) (2,883) 59,368 The notes on pages 6 to 27 form part of these financial statements.

Ark Insurance Holdings Limited 5 Consolidated statement of cash flows For the year ended 31 December 2020 2020 Notes USD’000 Operating result before tax (2,397) Change in gross technical provisions 144,745 Change in reinsurers’ share of gross technical provisions (41,666) Change in debtors (71,540) Change in creditors 43,687 Investment return 2,436 Depreciation 120 Amortisation 2,780 Interest charged on subordinated debt 2,192 Interest and fees charged on bank loans 1,399 UK corporation tax paid (1,946) Investment income received 1 Investment management fees (1,622) Other (4,176) Net cash flows used in operating activities 74,013 Purchase of fixed assets (488) Purchase of equity and debt instruments 17,208 Sale of equity and debt instruments (94,987) Net cash flows used in investing activities (78,267) Interest charged on subordinated debt (2,192) Interest and fees charged on bank loans (1,399) Repayment of bank loans (228) Issue of share capital - Repurchase of share capital (1,037) Net cash flows from financing activities (4,856) Net increase in cash and cash equivalents (9,110) Cash and cash equivalents at 1 January 61,455 Cash and cash equivalents at 31 December 52,345 The notes on pages 6 to 27 form part of these financial statements.

Ark Insurance Holdings Limited 6 Notes to the financial statements 1. Statement of accounting policies The group financial statements for the year ended 31 December 2020 comprise the parent company and its subsidiaries and the group’s interest in associates. These financial statements were prepared in accordance with Financial Reporting Standard 102 The Financial Reporting Standard applicable in the UK and Republic of Ireland (“FRS 102”). These financial statements have been prepared solely for the purpose of meeting the requirements of US Securities and Exchange Commission (“SEC”) Rule 3-05 of Regulation S-X following the acquisition of the AIHL by White Mountains Insurance Group Limited on 1 January 2021. The financial statements have been prepared in accordance with FRS 102, which have been applied consistently except that no comparative information has been presented in these financial statements as no comparatives are required under SEC Rule 3-05 of Regulation S-X. However, this is a departure from UK GAAP as comparative figures are required by FRS28. Basis of preparation The group financial statements are prepared using the historical cost convention except that financial investments and derivative financial instruments are stated at their fair value. All amounts presented are stated in US dollars, unless stated otherwise. The financial statements have been prepared on a going concern basis. The directors have performed an assessment of the group and company’s ability to continue as a going concern, including the impact of the COVID-19 pandemic. On 12 March 2020, the World Health Organisation classified the COVID-19 outbreak as a pandemic. The COVID-19 pandemic is an ongoing situation making it difficult to accurately predict the ultimate impact on the group, company or the wider insurance industry, and has heightened the inherent uncertainty in the going concern assessment. The directors have a reasonable expectation that the group and the company have adequate resources to continue in operational existence for the foreseeable future, and that the financial position of the group and the company supports this approach. This assessment is supported by the subscription and purchase agreement completed on 1 January 2021 between AIHL and Bridge Holdings (Bermuda) Limited, as set out in note 26 on page 26. The directors have continued to review the business plans, liquidity and operational resilience of the group and company, particularly in light of the risks associated with COVID-19. In considering the potential of COVID-19 to impact the conclusion of this assessment, the directors have had regard to changes in income and expenditure under reasonably plausible severe scenarios. The directors have concluded that there are no material uncertainties that could have cast significant doubt over the ability of the group and company to continue as a going concern for at least a year from the date of approval of the financial statements. Accordingly, the directors continue to adopt the going concern basis in preparing the financial statements. Consolidation Subsidiary undertakings, which are those entities over which the group, directly or indirectly, has the power to exercise control over financial and operating policies so as to obtain benefits from their activities, have been consolidated. They are consolidated from the date on which control is transferred to the group and cease to be consolidated from the date on which control ends. The group has used the acquisition method of accounting for business combinations arising on the purchase of subsidiaries. Under this method, the cost of acquisition is measured as the fair value of assets given, shares issued or liabilities undertaken at the date of acquisition directly attributable to the acquisition. The excess of the cost of an acquisition over the net fair value of the identifiable assets, liabilities and contingent liabilities of the subsidiary acquired is recorded as goodwill. Equity financial investments made by the parent company in subsidiary undertakings are stated at cost in its separate financial statements and are reviewed for impairment when events or changes in circumstances indicate the carrying value may be impaired. Certain group subsidiaries underwrite as corporate members of Lloyd’s on syndicates managed by ASML. In view of the several liability of underwriting members at Lloyd’s for the transactions of syndicates in which they participate, only attributable shares of transactions, assets and liabilities of those syndicates are included in the group financial statements.

Ark Insurance Holdings Limited 7 Notes to the financial statements 1. Statement of accounting policies (continued) Use of judgements and estimates In preparing these accounts, the directors have made judgements, estimates and assumptions that affect the application of the accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively. The measurement of the provision for claims outstanding involves judgments and assumptions about the future that have the most significant effect on the amounts recognised in the financial statements. Insurance contracts Insurance contracts (including inwards reinsurance contracts) are defined as those containing significant insurance risk. Insurance risk is considered significant if, and only if, an insured event could cause Ark to pay significant additional benefits in any scenario, excluding scenarios that lack commercial substance. Such contracts remain insurance contracts until all rights and obligations are extinguished or expire. Premiums written and earned Premiums written comprise premiums on contracts incepted during the financial year as well as adjustments made in the year to premiums written in prior accounting years. Premiums are shown gross of acquisition costs such as brokerage payable and taxes and duties levied on them. Estimates are made for pipeline premiums, representing amounts due but not yet notified. Written premiums are recognised as earned according to the risk profile of the policy. Unearned premiums represent the proportion of premiums written in the year that relate to unexpired terms of policies in force at the balance sheet date. The provision is calculated on a policy by policy basis. Reinsurance premiums ceded Outwards reinsurance premiums are accounted for in the same accounting year as the premiums for the direct or inwards business being reinsured. Claims provisions and related recoveries The provision for claims comprises amounts set aside for claims notified and claims incurred but not yet reported (“IBNR”). Claims incurred comprise claims and claims handling expenses paid in the year and the movement in provision for outstanding claims and future claims handling expenses. Recoverable amounts arising out of subrogation and salvage together with reinsurance recoveries are deducted from the cost of gross claims. Outstanding claims consist of amounts set aside for notified claims and a provision for IBNR claims. The amount included in respect of IBNR is arrived at by considering the actuarially calculated provision, using techniques that generally involve statistical techniques of estimation applied by ASML’s actuaries and reviewed by external consulting actuaries, as well as the opinion of the class underwriters and executive management. The actuarial techniques generally involve projecting from past experience of the development of claims over time to form a view of the likely ultimate claims to be experienced for more recent underwriting having regard to variations in the business accepted and the underlying terms and conditions. Large claims are generally assessed individually, being calculated on a case by case basis or projected separately to allow for the possible distortive effects of the developments of these claims on the balance of the data. The provision for claims also includes amounts in respect of internal and external claims handling costs. The reinsurers’ share of provisions for claims is based on calculated amounts of outstanding claims and projections for IBNR, net of estimated irrecoverable amounts, having regard to the reinsurance programme in place for the class of business, the claims experience for the year and the current security rating of the reinsurance companies involved. The Syndicates use a number of statistical techniques to assist in making these estimates. Accordingly the two most critical assumptions with regards to claims provisions are that the past is a reasonable predictor of the likely level of claims development and that the rating and other models used for current business are fair reflections of the likely level of ultimate claims to be incurred. Ultimate liability will vary as a result of subsequent information and events and this may result in significant adjustments to the amounts provided. Adjustments to the amount of claims provisions established in prior years are reflected in the financial statements for the year in which the adjustments are made. The methods used, and the estimates made, are reviewed regularly. Acquisition costs Acquisition costs, comprising brokerage and taxes and duties levied on them are deferred to the extent that they are attributable to premiums unearned at the balance sheet date.

Ark Insurance Holdings Limited 8 Notes to the financial statements 1. Statement of accounting policies (continued) Foreign currency translation a) Functional and presentation currency Items included in the financial statements of the parent and the subsidiaries are measured using the currency of the primary economic environment in which the relevant entity operates (the “functional currency”). The group financial statements are presented in US dollars, being the functional and presentation currency of the parent and its main trading subsidiaries. b) Transactions and balances Foreign currency transactions are translated into the functional currency using average exchange rates applicable to the period in which the transactions take place and where the company considers these to be a reasonable approximation of the transaction rate. Foreign exchange gains and losses resulting from the settlement of such transactions and from translation at the period end of monetary assets and liabilities denominated in foreign currencies are recognised in the statement of profit or loss. Non-monetary items recorded at historical cost in foreign currencies are translated using the exchange rate on the date of the initial transaction. For the purposes of foreign currency translation, unearned premiums and deferred acquisition costs are treated as if they are monetary items. c) Group companies The results and balance sheet of the group companies that have a functional currency different from the group presentation currency are translated into the presentation currency as follows:  assets and liabilities are translated at the closing rate ruling at the balance sheet date;  income and expenses for each statement of profit or loss are translated at average exchange rates for the reporting period where this is determined to be a reasonable approximation of the actual transaction rates; and  all resulting exchange differences are recognised in other comprehensive income as a separate component of equity. Goodwill Goodwill represents the excess of the cost of an acquisition over the fair value of the group’s share of the fair value of the identifiable assets, liabilities and contingent liabilities of the acquired subsidiary at the date of acquisition, less amortisation. Management considers that goodwill has a useful life of 5 years. Financial assets Financial assets are recognised in the balance sheet at such time as the group becomes a party to the contractual provisions of the asset. Purchases and sales of financial assets are recognised on the trade date, which is the date the group commits to purchase or sell the asset. A financial asset is derecognised when the contractual rights to receive cash flows from the financial assets expire, or where the financial assets have been transferred, together with substantially all the risks and rewards of ownership. Financial liabilities are derecognised if the group’s obligations specified in the contract expire, are discharged or cancelled. On acquisition of a financial asset, the group is required to classify the asset into one of the following categories: financial assets at fair value through the statement of profit or loss, loans and receivables, assets held to maturity and assets available for sale. Assets are designated as fair value through the statement of profit or loss upon initial recognition because they are managed and their performance is evaluated on a fair value basis. Information about these financial assets is provided internally on a fair value basis to the group’s key management. The group’s investment strategy is to invest and evaluate their performance with reference to their fair values. Fair value is the price at which an orderly transaction to sell an asset or to transfer a liability would take place between market participants at the measurement date. When available, the group measures the fair value of an instrument using quoted prices in an active market for that instrument. A market is regarded as active if quoted prices are readily and regularly available and represent actual and regularly occurring market transactions on an arm’s length basis. If a market for a financial instrument is not active, the group establishes fair value using a valuation technique. Valuation techniques include using recent orderly transactions between market participants (if available), reference to the current fair value of other instruments that are substantially the same, discounted cash flow analyses and option pricing models. The chosen valuation technique makes maximum use of market inputs, relies as little as possible on estimates specific to the group, incorporates all factors that market participants would consider in setting a price, and is consistent with accepted economic methodologies for pricing financial instruments. Inputs to valuation techniques reasonably represent market expectations and measures of the risk-return factors inherent in the financial instrument. The group calibrates valuation techniques and tests them for validity using prices from observable current market transactions in the same instrument or based on other available observable market data.

Ark Insurance Holdings Limited 9 Notes to the financial statements 1. Statement of accounting policies (continued) The best evidence of the fair value of a financial instrument at initial recognition is the transaction price, i.e. the fair value of the consideration given or received, unless the fair value of that instrument is evidenced by comparison with other observable current market transactions in the same instrument (i.e. without modification or repackaging) or based on a valuation technique whose variables include only data from observable markets. When transaction price provides the best evidence of fair value at initial recognition, the financial instrument is initially measured at the transaction price and any difference between this price and the value initially obtained from a valuation model is subsequently recognised in profit or loss depending on the individual facts and circumstances of the transaction but not later than when the valuation is supported wholly by observable market data or the transaction is closed out. Upon initial recognition, attributable transaction costs relating to financial instruments at fair value through profit or loss are recognised in the statement of profit or loss when incurred. Financial assets at fair value through profit or loss are continually measured at fair value, and changes therein are recognised in the statement of profit or loss. Net changes in the fair value of financial assets at fair value through profit or loss exclude interest and dividend income, as these items are accounted for separately as set out below. Insurance receivables and payables Insurance receivables and payables are recognised when due. These include amounts due to and from agents, brokers and insurance contract holders. Insurance receivables are classified as ‘loans and receivables’ as they are non-derivative financial assets with fixed or determinable payments that are not quoted on an active market. Insurance receivables are measured at amortised cost less any impairment losses. Insurance payables are stated at amortised cost. Other receivables Other receivables are carried at amortised cost less any impairment losses. Investment income Investment income consists of dividends, interest, realised and unrealised gains and losses and foreign exchange gains and losses on financial assets at fair value through the statement of profit or loss. Dividends on equity securities are recorded as revenue on the ex-dividend date. Interest is recognised separately on an amortised cost basis using the effective interest rate method for financial assets at fair value through the statement of profit or loss. The realised gains or losses on disposal of an investment are the difference between the proceeds and the original cost of the investment. Unrealised investment gains and losses represent the difference between the carrying value at the reporting date, and the carrying value at the previous period end or purchase value during the period. Borrowings and finance costs Borrowings are stated at amortised cost and interest is recognised in the statement of profit or loss over the period of the borrowings using the effective interest method. Finance costs comprise interest, fees paid for the arrangement of debt and letter of credit facilities and commissions charged for the utilisation of letters of credit. These costs are recognised in the statement of profit or loss in the year they are incurred. Other payables Other payables are stated at amortised cost determined on the effective interest rate method. Hedge accounting and derivative financial instruments Derivatives are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently re-measured at their fair value. The best evidence of fair value of a derivative at initial recognition is the transaction price. The method of recognising the resulting fair value gains or losses depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. Fair values are obtained from quoted market prices in active markets, recent market transactions, and valuation techniques which include discounted cash flow models. All derivatives are carried as assets when fair value is positive and as liabilities when fair value is negative. Cash and cash equivalents Cash and cash equivalents consist of cash at bank and in hand, deposits held at call with banks and other short-term highly liquid investments with maturities of three months or less from the date of acquisition. Cash and cash equivalents are classified as loans and receivables and carried at amortised cost less any impairment losses.

Ark Insurance Holdings Limited 10 Notes to the financial statements 1. Statement of accounting policies (continued) Depreciation Depreciation has been provided on a straight line basis to write off the costs of fixed assets, less their residual values, over their estimated useful lives. The rates used are as follows - Computer equipment and software 33%; and Office equipment 33%. Operating leases Rentals payable under operating leases are charged to the profit and loss account over the term of the lease. Pensions Contributions to defined contribution pension funds are charged to the profit and loss account when payable. The assets of all the schemes supported are held separately from those of the company in independently administered funds. Taxation Tax on the profit or loss for the year comprises current and deferred tax. Tax is recognised in the profit and loss account except to the extent that it relates to items recognised directly in equity or other comprehensive income, in which case it is recognised directly in equity or other comprehensive income. Current tax is the expected tax payable or receivable on the UK taxable income or loss for the year, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous years. Deferred tax is provided on timing differences which arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in the financial statements. Deferred tax is not recognised on permanent differences arising because certain types of income or expense are non-taxable or are disallowable for tax or because certain tax charges or allowances are greater or smaller than the corresponding income or expense. Deferred tax is measured at the tax rate that is expected to apply to the reversal of the related difference, using tax rates enacted or substantively enacted at the balance sheet date. Unrelieved tax losses and other deferred tax assets are recognised only to the extent that is it probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits. 2. Management of risk Approach to risk management Ark’s core business relies on the assumption of internal and external risk within the appetites and tolerances established by the Board. Primarily Ark’s business is the assumption of Insurance Risk and Market Risk, with the additional categories of Credit Risk, Liquidity Risk, Operational Risk and Group Risk. Managing these risks in a manner that is consistent with the strategy, appetites and tolerances established by the Board requires that Ark has in place a systematic, objective, and robust set of governance arrangements and processes for identifying and quantifying the risks to which it is exposed. This enables Ark to determine appropriate strategies and approaches for prevention and mitigation. The effectiveness with which Ark manages risk is a key determinant of the level of capital resources required to run the business and its ability to achieve its strategic objectives including, in relation to, capital efficiency and the production of acceptable levels of return. Insurance risk This is the risk arising from the uncertainties in timing, frequency and severity of insured losses, relative to the expectations made at the time of business planning or underwriting. Ark’s business is based on the seeking and assumption of insurance risk. The company writes a balanced and diversified book of business through a team of experienced underwriters with the objective of charging appropriate premiums to cover claims and operational costs whilst maximising the expected return on equity. Target returns are assessed each year, taking into account the insurance market outlook and realistic expectations of return on equity. Insurance risk comprises the following elements:

Ark Insurance Holdings Limited 11 Notes to the financial statements 2. Management of risk (continued) a) Exposure management risk This is the risk of exposure to an event, or a series of events, which causes a potential financial loss that exceeds expectations. The nature of Ark’s business and underwriting portfolio includes the assumption of a high degree of catastrophe, non-catastrophe and accumulative exposure to different events. This is managed through the diversification of business lines and geographical areas to balance exposures, with the aim of reducing the risk that one event, or a series of events, will cause unacceptable loss to the business. Ark’s catastrophe and non-natural catastrophe modelling processes incorporate Ark-specific disaster scenarios, aggregate caps and cross-class modelling which reflect the diversity of the portfolio. b) Underwriting quality risk This is the risk of inappropriate underwriting or the inadequate pricing of risks which can lead to unprofitable business or inefficient line utilisation and risk selection. The management of underwriting quality can be difficult in a competitive market where underwriters are often under pressure to meet premium and pricing targets. Ark operates an underwriting controls framework which includes individual underwriting authorities, continual quality monitoring and peer review of risks. The framework aims to ensure a high quality of underwriting through monitoring of pricing and rate change, contract certainty and agreement of appropriate terms and conditions. c) Delegated underwriting quality risk This is the risk of exposure to inappropriate risks through the delegation of underwriting authorities to third parties or the delegation of authority to inappropriate third parties. The nature of delegated underwriting naturally increases the risk of underwriting, through the ability of third parties being able to bind the company to risks without detailed review of the risk involved. This risk is mitigated through the application of strict guidelines, managed by a dedicated team within the Compliance department. This team reviews coverholder and third party authority (“TPA”) approvals pre-bind and monitors a programme of audits to ensure compliance with regulations and guidelines. d) Claims management risk This is the risk that claims made are not managed in an appropriate manner, leading to material adverse results through an increase in claims, payments or exposure to legal issues. The management of claims is conducted in accordance with claims procedures, which are, in turn, in line with the Lloyd’s Minimum Standards. This includes the management of claims workflows and response times, reviews of major claims to ensure accurate estimates, regular reserving reviews and management of complaints. These processes are enhanced through communication with underwriting teams to understand the policy or portfolio and with the Compliance department to manage coverholders and TPAs. e) Reserving risk This is the risk that the estimated claims reserves differ materially from the ultimate cost of the claim or event. Reserving risk is the second largest risk category in the Internal Model and has the potential to significantly impact profitability. The potential impact is controlled through the use of a mix of actuarial models and methods, industry data and underwriter experience to produce reliable estimates that are based on up to date information, and consistently applied over time and across classes of business. These estimates are subject to an external review each year. f) Reinsurance purchasing This is the risk of purchasing insufficient or inappropriate reinsurance, or the exhaustion of reinsurance, leading to excessive or unexpected losses. The process of reinsurance purchasing forms a major part of Ark’s business planning process and includes the use of the Internal Model as a tool for decision making. Reinsurance is purchased for a mixture of risk and event losses across the majority of classes, in a mixture of excess of loss and proportional cover, dependent on the scale and characteristics of the class or treaty concerned. Ark also employs controls and monitoring around the use of insurers, credit ratings and concentration risk. g) Underwriting management This is the risk that returns from the policies written are different from expectations or are not in line with the business plan. Examples include a failure to reduce or exit from unprofitable business or a failure of underwriters to follow the business plan which sets out the parameters, classes, limitations and profitability expectation of underwriting teams for the forthcoming year. Communication of the business plan to the underwriting teams is therefore imperative. The performance of each class and the syndicate portfolio as a whole is reviewed against the business plan on a regular basis by the Board and various committees using information available from the management information portal. Various controls are in place to ensure constant vigilance including underwriting authorities, monitoring of risk codes, geographical aggregates and data quality.

Notes to the financial statements

2. Management of risk (continued)

Sensitivity to movement in net claims liabilities	2020 Impact on profit after tax USD'000	2020 Impact on net assets USD'000
5% increase in total net claim liabilities	(11,568)	(11,568)
5% decrease in total net claim liabilities	11,568	11,568

Credit risk

Credit risk arises when counterparties fail to meet their obligations in full as they fall due. The key areas where credit risk can arise include reinsurers, brokers, coverholders and investment counterparties. The probability of reinsurer default is modelled by the Actuarial team as part of the Internal Model. Ark seeks to reduce this risk by avoiding over-reliance on specific reinsurers through the application of concentration limits and thresholds. This is monitored by the Security Advisory Committee ("SAC"). Prior to the transaction of business, broker and coverholder default is mitigated through the application of due diligence on new and existing counterparties, and a rolling audit schedule post-bind. Overdue premium is also monitored by class, broker and age of debt. The investment portfolio is managed in line with asset allocation guidelines which are monitored by type, counterparty, quality and duration. Ark outsources the management of a significant proportion of its investment portfolio to managers who monitor and report on performance and adherence to guidelines on a regular basis.

2020 – credit risk analysis	A or above USD'000	BBB USD'000	Lower than BBB USD'000	Unrated USD'000	Total USD'000
Financial assets at fair value	71,646	4,975	177	567,206	644,004
Reinsurance assets	292,540	(4)	-	138,334	430,870
Cash and cash equivalents	21,111	-	-	31,234	52,345
	385,297	4,971	177	736,774	1,127,219

Insurance receivables and other receivables balances held by the group have not been impaired, based on all evidence available, and no impairment provision has been recognised in respect of these assets. Inwards premium receivables are credit controlled by third-party managers. Ark monitors third party coverholders' performance and their financial processes through the coverholder management team. A provision for doubtful debts is included within reinsurance receivables of USD1.1m.

Market risk

This is the risk that the value of assets and liabilities changes as a result of market movements or events e.g. foreign exchange rates, interest rates and market prices.

a) Foreign exchange risk

The functional currency of the company and its main trading entities is the US dollar and the presentation currency in which the group reports its consolidated results is the US dollar. Therefore the group is exposed to fluctuations in exchange rates for non-dollar denominated transactions and to net asset translation risk on non-dollar functional currency entities.

The group operates in five main currencies: US dollars, Sterling, Canadian dollars, Australian dollars and Euros. The group's underwriting capital is matched by currency to the principal underlying currencies of its written premiums. This helps to mitigate the risk that the capital required to underwrite business is materially affected by any future movements in exchange rates.

2020 – currency analysis	Sterling USD'000	Euros USD'000	Canadian dollars USD'000	Australian dollars USD'000	US dollars USD'000	Total USD'000
Assets	35,089	62,286	30,226	14,122	1,515,419	1,657,142
Liabilities	74,830	46,876	20,631	10,378	1,445,056	1,597,771
Net assets	(39,741)	15,410	9,595	3,744	70,363	59,371

Ark Insurance Holdings Limited
12

Notes to the financial statements

2. Management of risk (continued)

Sensitivity to foreign exchange risk	2020 Impact on profit after tax USD'000	2020 Impact on net assets USD'000
USD weakens by 5% against other currencies	2,209	2,209
USD strengthens by 5% against other currencies	(2,341)	(2,341)

b) Interest rate risk

Some of the financial instruments, including certain financial assets at fair value, cash and cash equivalents and borrowings, are exposed to movements in market interest rates. The group manages interest rate risk by primarily investing in short-duration financial assets and cash and cash equivalents. The duration of assets is monitored on a regular basis. The duration of assets exposed to movements in market interest rates is 0.54. Changes in interest rates, with all other variables constant, would result in changes in the capital value of debt securities and borrowings as well as subsequent interest receipts and payments.

Sensitivity to interest rate risk	2020 Impact on profit after tax USD'000	2020 Impact on net assets USD'000
50 basis point increase in interest rates	(599)	(599)
50 basis point decrease in interest rates	599	599

c) Price risk

Financial assets recognised at fair value are exposed to movements in market prices. Financial assets include primarily fixed and floating rate debt securities, which are well diversified across high quality, liquid securities. The risk associated with these securities is predominantly interest, foreign exchange and credit risk related.

Liquidity risk

Liquidity risk arises where cash may not be available to pay obligations when they fall due without incurring unreasonable penalties or expense costs. The risk is minimised by holding sufficient liquid assets to enable large and unexpected payments, predominately claims, to be made in all but the most extreme scenarios. Ark's Catastrophe Event Response Plan provides information to quantify liquidity implications of losses, reinsurance recoveries, cashflows and trust funds in the event of a catastrophe or large loss. The process is also stress tested using historic scenarios to determine the behaviour of the portfolio following an event or series of events.

2020 – maturity analysis	<1yr USD'000	1-2yrs USD'000	2-3yrs USD'000	3-5yrs USD'000	>5yrs USD'000	Total USD'000
Financial assets at fair value	556,645	42,741	26,972	14,413	3,233	644,004
Cash and cash equivalents	52,345	-	-	-	-	52,345
Borrowings	(1,770)	-	-	-	(44,640)	(46,410)
	607,220	42,741	26,972	14,413	(41,407)	649,939

In the above analysis, assets with no duration are included as "less than one year".

Net claims liabilities – cashflow timing	<1yr USD'000	1-3yrs USD'000	3-5yrs USD'000	>5yrs USD'000	Total USD'000	Weighted average term of settlement (years)
2020	61,827	102,566	41,505	30,610	236,508	2.59

Ark Insurance Holdings Limited
13

Ark Insurance Holdings Limited 14 Notes to the financial statements 2. Management of risk (continued) Operational risk Operational risk is the risk of loss resulting from inadequate or failed internal processes or systems. Risks are identified within the risk register and are modelled via operational scenarios. Ark aims to minimise its exposure to operational risk by monitoring controls and management information in the form of key indicators that indicate changes to the risk profile. Ark outsources a number of key functions, such as investment management, inwards premium credit control and human resources. This introduces the risk that the company may be exposed to liability or may fail to achieve its objectives due to inappropriately arranged, or a failure of, outsource arrangements. This risk is mitigated through pre-contract due diligence and performance review throughout the contract life cycle. Ark recognises that the success of a business depends on the ability to retain the services of existing key staff and to attract and retain additional people in the future, both in underwriting and support functions. This risk is managed through the provision of sufficient education and development, support for qualifications and competitive remuneration packages. Ark is also impacted by the risk of information technology system failure or disruption. This is mitigated through a control framework which includes network security, data, hardware and applications and is complimented by detailed planning around back-ups, contingency and disaster recovery, all of which are monitored and tested on a regular basis. Ark has limited exposure to Brexit. Less than 5% of premiums written are based in the European Union (“EU”) and in 2019, Ark commenced transacting with Lloyd's Brussels, the insurance company set up by Lloyd’s to ensure syndicates can continue to access EU business. Ark continues to manage exposure to fluctuations in market value and foreign exchange and holds a limited amount of Sterling and Euro denominated assets. Regulatory risk Regulatory risk is the risk of censure following a breach of regulatory or legal requirements, or a failure to respond to deadlines or information requests from regulators in a satisfactory and timely manner. Ark is regulated, overseen or required to report to the PRA, FCA, Lloyd’s and other overseas regulators. Each body requires adherence to specific requirements and guidelines. In order to mitigate this, Ark seeks to conform to the regulations as they apply to each functional area. Much of this is operated through training and awareness to promote correct behaviour at source, as opposed to corrective action at a later stage. The overall risk is managed by the Compliance department which seeks to ensure that deadlines are met and changes in regulation are communicated in a timely manner. Ark has put in place processes and controls to identify and manage the conduct risk associated with the business it underwrites. Ark will continue to lead high product risk business where risks are consistent with the probability targets taking into account the additional requirements for oversight and monitoring conduct risk. Capital management risk Capital is primarily required to support underwriting at Lloyd’s. Lloyd’s applies capital requirements at member level and centrally to ensure that Lloyd’s complies with Solvency II, and beyond that to meet its own financial strength, license and ratings objectives. In order to meet Lloyd’s requirements, each syndicate is required to calculate its Solvency Capital Requirement (“SCR”) for the prospective underwriting year. This amount must be sufficient to cover a 1 in 200 year loss, reflecting uncertainty in the ultimate run-off of underwriting liabilities (SCR ‘to ultimate’). The syndicate must also calculate its SCR at the same confidence level but reflecting uncertainty over a one year time horizon (one year SCR) for Lloyd’s to use in meeting Solvency II requirements. The SCRs of each syndicate are subject to review by Lloyd’s and approval by the Lloyd’s Capital and Planning Group. Each member of a syndicate is liable for its own share of underwriting liabilities on the syndicate(s) on which it is participating. Each member’s SCR is determined by the sum of the member’s share of the syndicate SCR ‘to ultimate’. Where a member participates on more than one syndicate, a credit for diversification is provided to reflect the spread of risk, but consistent with determining an SCR which reflects the capital requirement to cover a 1 in 200 year loss ‘to ultimate’ for that member. Over and above this, an uplift is applied by Lloyd’s to the member’s capital requirement, known as the Economic Capital Assessment (“ECA”).

Notes to the financial statements

3. Segmental analysis

Ark management considers that it has one segment, being insurance and reinsurance risks underwritten at Lloyd's in the United Kingdom. GAIL entered into a whole account quota share reinsurance contract with ACML for the 2020, 2019 and 2018 YOA. These contracts were written and concluded in Bermuda.

4. Investment income

	2020 Group USD'000	2020 Syndicates USD'000	2020 Total USD'000
Income on financial investments at fair value	889	2,988	3,877
Interest on cash and cash equivalents	1,318	1,229	2,547
Realised gains on investments	996	699	1,695
Unrealised gains on investments	-	2,123	2,123
Realised losses on investments	(7,238)	(879)	(8,117)
Unrealised losses on investments	-	(2,939)	(2,939)
Investment management charges	(55)	(1,567)	(1,622)
	(4,090)	1,654	(2,436)

5. Operating expenses

	2020 USD'000
Staff costs	27,562
Accommodation costs	2,334
Legal and professional fees	6,167
Amortisation of goodwill	2,780
(Profit) on foreign exchange movements	(3,123)
Other expenses	2,686
	38,406

Operating expenses include amounts receivable by the auditor in respect of:	2020 USD'000
Audit fees, including USD0.2m relating to the audit or regulatory returns	691

6. Finance costs

	2020 USD'000
Interest charged on subordinated debt	2,192
Interest and fees charged on bank loans	1,399
	3,591

Ark Insurance Holdings Limited
15

Notes to the financial statements

7. Taxation

Bermuda activities

Under current Bermudian law, the company is not required to pay any taxes in Bermuda, on either income or capital gains. The company has received an undertaking from the Minister of Finance in Bermuda pursuant to the provisions of the Exempted Undertakings Tax Protection Act, 1966 which exempts the company from any such Bermuda taxes, at least until the year 2035.

UK activities	2020 USD'000
Current tax:	
Expense for the year	75
Adjustment in respect of prior years	(250)
Total current tax	(175)
Deferred tax	(403)
Total tax charged to the income statement	(578)

Tax reconciliation	2020 USD'000
(Loss) on ordinary activities	(2,397)
UK corporation tax at 19% based on the profit for the year	(455)
Taxation effect of:	
Profits not taxable in the UK	(241)
Expenses not deductible for tax purposes	368
Adjustment in respect of prior years	(250)
Tax charge for the period	(578)

8. Goodwill

	2020 GAIHL USD'000	2020 AHU USD'000	2020 Total USD'000
Cost			
At 1 January and 31 December	51,748	13,898	65,646
Additions	-	-	-
At 31 December	51,748	13,898	65,646
Amortisation			
At 1 January	51,748	9,048	60,796
Charge for the year	-	2,780	2,780
At 31 December	51,748	11,828	63,576
Carrying amount			
At 1 January	-	4,850	4,850
At 31 December	-	2,070	2,070

In 2013, AIHL acquired the entire share capital of Group Ark Insurance Holdings Limited ("GAIHL"), the former ultimate parent company of the Ark group. In 2016, GAIHL acquired the entire share capital of Accident & Health Underwriting Limited, a coverholder at Lloyd's, and became a member of Accident & Health Claims Service LLP, an insurance claims handler. These companies are referred to collectively as AHU.

Ark Insurance Holdings Limited
16

Ark Insurance Holdings Limited 17 Notes to the financial statements 8. Goodwill (continued) Goodwill represents the excess of the cost of acquiring the entity over the fair value of the identifiable assets, liabilities and contingent liabilities of the entity at the date of acquisition, less amortisation. Management considers that goodwill has a useful life of 5 years. 9. Financial assets and liabilities 2020 Financial assets at fair value USD’000 Shares and other variable yield securities 142,540 Debt and other fixed income securities 442,319 Other investments 59,145 644,004 2020 USD’000 The amount expected to mature before and after one year is: Before one year 482,963 After one year 161,041 644,004 As set out in note 24, investments held in trust by Lloyd’s of London are not readily available to the company. 2020 Financial liabilities at fair value USD’000 Subordinated debt 44,640 Other loans 1,770 46,410 2020 USD’000 The amount expected to mature before and after one year is: Before one year 1,770 After one year 44,640 46,410 The company has entered into an interest rate swap agreement with a third party, swapping the variable rate on the US dollar denominated subordinated debt for a fixed rate. Fair value measurement The fair values of financial assets are based on prices provided by investment managers who obtain market data from numerous independent pricing services. The pricing services used by the investment manager obtain actual transaction prices for securities that have quoted prices in active markets. For those securities which are not actively traded, the pricing services use common market valuation pricing models. Observable inputs used in common market valuation pricing models include, but are not limited to, broker quotes, credit ratings, interest rates and yield curves, prepayment speeds, default rates and other such inputs which are available from market sources.

Ark Insurance Holdings Limited 18 Notes to the financial statements 9. Financial assets and liabilities (continued) Level 1 includes fair values measured using quoted prices (unadjusted) in active markets for identical instruments. Level 2 includes fair values measured using directly or indirectly observable inputs or other similar valuation techniques for which all significant inputs are based on market observable data. Level 3 includes fair values measured using valuation techniques for which significant inputs are not based on market observable data. The fair value of these assets is based on the prices obtained from both investment managers and investment custodians. 2020 USD’000 Level 1 6,047 Level 2 637,957 Level 3 - 644,004 10. Deferred acquisition costs 2020 USD’000 Balance at 1 January 69,502 Additions 146,768 Amortisation charge (138,356) Foreign exchange movements 1,356 Balance at 31 December 79,270 11. Insurance receivables 2020 USD’000 Arising out of direct insurance operations 214,108 Arising out of reinsurance operations 22,551 236,659 2020 USD’000 Due within one year 226,164 Due after one year 10,495 236,659 12. Reinsurance assets 2020 USD’000 Reinsurers’ share of claims reported and loss adjustment expenses 211,459 Reinsurers’ share of claims incurred but not reported 219,411 Reinsurers’ share of claims liabilities 430,870 Unearned premiums 170,424 601,294

Notes to the financial statements

13. Cash and cash equivalents

	2020 USD'000
Cash at bank and in hand	52,345

As set out in note 24, cash held in trust by Lloyd's of London is not readily available to the company.

14. Share capital

	2020 Authorised Number	2020 Authorised USD'000	2020 Allotted, issued and fully paid Number	2020 Allotted, issued and fully paid USD'000
A shares of USD1 each	5,948,670	5,948	-	-
B shares of USD1 each	1,140,366	1,140	-	-
E shares of USD1 each	388,000	388	-	-
G shares of USD1 each	529,050	529	-	-
H shares of USD1 each	6,993,914	6,994	4,674,315	4,674
Preference 1 shares of USD1 each	184,460	185	184,460	185
Preference 2 shares of USD1 each	243,576	244	243,576	244
T shares of USD1 each	200	-	200	-
Z shares of USD1 each	140	-	140	-
	15,428,376	15,428	5,102,691	5,103

In the year, the company issued 15,000 H shares for a total consideration of less than USD0.1m, and 1,271,266 H shares were repurchased by the company for a total consideration of USD1.1m.

On 1 January 2021 AIHL completed an amended and restated subscription and purchase agreement with Bridge Holdings (Bermuda) Limited ("the Investor"), a subsidiary of White Mountains Insurance Group Limited. At this date, 772,682 H shares (2015) and 243,576 Preference 2 shares were purchased by the Investor for a total consideration of USD26.3m. In addition, 989,032 H1 shares (2016), 989,032 H1 shares (2018) and 989,032 H1 shares (2019) were paid up by I Beaton and N Bonnar and subsequently repurchased for a total consideration of USD1 and then cancelled by AIHL.

Approximately 24% of the remaining H shares (2018), (2019) and (2020) were purchased by the Investor for a total consideration of USD20.0m. The remainder of these shares were re-designated as A3 Ordinary shares and B3 Ordinary shares. In addition, 38% of the Z shares were re-designated as Z1 Ordinary shares, all of the T shares were re-designated as A1 Ordinary shares and B1 Ordinary shares and all of the Preference 1 shares were re-designated as A2 Ordinary shares. Furthermore, the Investor subscribed for 6,000,000 A Ordinary Shares for a total consideration of USD320.0m, representing a subscription price of USD600.0m less repayment by AIHL of USD280.0m already advanced by Bridge pursuant to an Interim FAL Provision Agreement.

The rights of the new shares issued in 2021 are as follows:

- A Ordinary Shares, A1 Ordinary Shares, A2 Ordinary Shares, A3 Ordinary Shares, A4 Ordinary Shares, A5 Ordinary Shares, A6 Ordinary Shares, Z Ordinary Shares ("A+ Ordinary Shares") - vested ordinary shares with full voting rights (one vote per share), entitled to such dividends as the Board may from time to time declare on a pari passu basis pro rata to the number of shares held by the shareholder, and entitled to a cumulative preferred return plus pari passu share in any additional proceeds.
- Vested B1 Ordinary Shares, B3 Ordinary Shares and Z1 Ordinary Shares ("Vested B+ Ordinary Shares") - vesting occurs in tranches based on the multiple on invested capital ("MOIC") achieved, once vested they are ordinary shares with full voting rights (one vote per share), entitled to such dividends as the Board may from time to time declare on a pari passu basis pro rata to the number of vested shares held, and entitled to first receive 'catch up' amount equivalent to amount by which the aggregate amount distributed by AIHL in respect of A+ Ordinary Shares (if any) exceeds amount distributed to holders of Vested B+ Ordinary Shares, thereafter entitled to cumulative preferred return plus pari passu share in any additional proceeds.

Ark Insurance Holdings Limited
19

Notes to the financial statements

14. Share capital (continued)

- Unvested B1 Ordinary Shares, B3 Ordinary Shares and Z1 Ordinary Shares ("Unvested B+ Ordinary Shares") - unvested ordinary shares with no voting rights, no entitlement to dividends, and no capital rights.

Before they were cancelled, H shares had voting rights and the entitlement to participate in any value generated by the relevant underwriting YOA, subject to the discretion of management; and sale or listing of AIHL calculated by reference to the total number of H shares in issue at that time. H shares are only available to employees of the Ark group. An independent assessment is used to determine the fair value of the H shares upon issuance. A summary of the H shares issued is set out below:

	2020 Number of Shares	2020 Initial value USD'000
H shares (2015)	772,682	788
H shares (2016)	989,032	940
H shares (2017)	-	-
H shares (2018)	1,271,066	1,144
H shares (2019)	1,292,500	1,267
H shares (2020)	349,035	405
	4,674,315	4,544

Before they were re-designated, each Preference 1 and Preference 2 shares carried one vote, and the entitlement to receive a fixed amount in respect of each share held to be paid in accordance with an agreed schedule of payments. Z shares had a right to 70% voting and capital on a winding up / exit and had no other rights in respect of dividends, distributions or economic return. T shares had a right to 5% capital after the preference shares are paid, on a winding up / exit, and had no other rights in respect of voting dividends, distributions or economic return, and included a provision that they can be bought back by the company for nominal value and would be subsequently cancelled.

15. Insurance liabilities

	2020 USD'000
Claims reported and loss adjustment expenses	336,274
Claims incurred but not reported	331,104
Gross claims liabilities	667,378
Unearned premiums	328,406
	995,784

Movements in insurance liabilities and reinsurance assets are as follows:

Ark Insurance Holdings Limited
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Notes to the financial statements

15. Insurance liabilities (continued)

Claims and loss adjustment expenses	2020 Gross USD'000	2020 Reinsurance USD'000	2020 Net USD'000
At 1 January	594,901	397,148	197,753
Claims paid	(251,206)	(163,380)	(87,826)
Movement arising from current years	319,667	197,736	121,931
Movement arising from prior years	(8,366)	-	(8,366)
Net exchange differences	12,382	(634)	13,016
At 31 December	667,378	430,870	236,508

Unearned premiums	2020 Gross USD'000	2020 Reinsurance USD'000	2020 Net USD'000
At 1 January	254,755	162,281	92,474
Increase in the year	596,208	300,544	295,664
Release in the year	(528,147)	(253,630)	(274,517)
Net exchange differences	5,590	(38,771)	44,361
At 31 December	328,406	170,424	157,982

Assumptions and processes

a) The reserving process

Ark uses a quarterly process to set its reserves. Several actuarial and statistical methods are used to estimate the ultimate premium and claims costs, with the most appropriate method selected depending on the nature of each class of business. In addition, the underwriting teams review the development of the incurred loss ratio over time, work with the claims team to set reserve estimates for identified claims and utilise their detailed understanding of both risks underwritten and the nature of the claims to establish an alternative estimate of ultimate claims cost, which is compared to the actuarially established figures. The Reserving Committee then determines the reserves held for accounting purposes. An annual independent actuarial review is undertaken to ensure that the reserves established are not lower than an independently established best estimate.

Chain-ladder techniques are applied to premiums, paid claims and incurred claims (i.e. paid claims plus case estimates). The basic technique involves the analysis of historical claims development factors and the selection of estimated development factors based on historical patterns. The selected development factors are then applied to cumulative claims data for each underwriting year that is not yet fully developed to produce an estimated ultimate claims cost for each underwriting year. The Bornhuetter-Ferguson method uses a combination of a benchmark / market-based estimate and an estimate based on claims experience. The former is based on a measure of exposure such as premiums; the latter is based on the paid or incurred claims observed to date. The two estimates are combined using a formula that gives more weight to the experience-based estimate as time passes.

The choice of selected results for each underwriting year of each class of business depends on an assessment of the technique that has been most appropriate to observed historical developments. In certain instances, this has meant that different techniques or combinations of techniques have been selected for individual underwriting years or groups of underwriting years within the same class of business. As such, there are many assumptions used to estimate general insurance liabilities.

Triangulations of the paid / outstanding claim ratios are also used as a way of monitoring any changes in the strength of the outstanding claim estimates between underwriting years so that adjustments can be made to mitigate any subsequent over / (under)reserving. Where significant osses impact an underwriting year, the development is usually very different from the attritional losses. In these situations, the loss total is extracted from the data and analysed separately by the respective claims managers using exposure analysis of the policies in force in the areas affected. Further assumptions are required to convert gross of reinsurance estimates of ultimate claims cost to a net of reinsurance level and to establish reserves for unallocated claims handling expenses and reinsurance bad debt.

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Notes to the financial statements

15. Insurance liabilities (continued)

b) Major assumptions

The main assumption underlying these techniques is that the past claims development experience (with appropriate adjustments for known changes) can be used to project future claims development and hence ultimate claims costs. As such these methods extrapolate the development of premiums, paid and incurred losses, average costs per claim and claim numbers for each underwriting year based on the observed development of earlier years. Throughout, judgement is used to assess the extent to which past trends may not apply in the future; for example, to reflect changes in external or market factors such as economic conditions, public attitudes to claiming, levels of claims inflation, premium rate changes, judicial decisions and legislation, as well as internal factors such as portfolio mix, policy conditions and claims handling procedures.

The loss development tables below provide information about historical claims development at a whole account level. The tables are by underwriting year which in our view provides the most transparent reserving basis. The top part of the table illustrates how the estimate of claims for each underwriting year has changed at successive year ends. The bottom half of the table reconciles the gross and net claims to the amount appearing in the balance sheet.

While the information in the table provides a historical perspective on the adequacy of the claims liabilities established in previous years, users of these financial statements are cautioned against extrapolating past redundancies or deficiencies on current claims liabilities. The group believes that the estimate of total claims liabilities selected is adequate. However, due to inherent uncertainties in the reserving process, it cannot be assured that such balances will ultimately prove to be adequate.

	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010&prior
Gross	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000
1 year	157,166	108,682	148,013	220,925	102,074	113,044	117,140	144,070	147,803	131,367	784,078
2 years	-	226,785	233,277	339,766	216,781	228,098	228,809	276,164	225,662	233,091	954,332
3 years	-	-	281,574	362,184	251,500	251,942	252,054	288,472	233,435	249,869	988,576
4 years	-	-	-	352,396	238,966	248,439	255,145	282,086	232,135	244,915	977,530
5 years	-	-	-	-	239,124	253,917	289,209	284,155	232,574	243,695	970,705
6 years	-	-	-	-	-	248,519	281,057	294,557	226,022	248,661	961,960
7 years	-	-	-	-	-	-	279,082	293,381	221,358	247,027	959,977
8 years	-	-	-	-	-	-	-	295,015	219,256	245,488	954,579
9 years	-	-	-	-	-	-	-	-	218,515	249,185	937,510
10 years	-	-	-	-	-	-	-	-	-	249,677	953,064
11 years	-	-	-	-	-	-	-	-	-	-	959,696

	2020	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010&prior
Net	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000	USD'000
1 year	122,898	97,159	121,064	93,666	96,883	105,875	113,246	139,685	138,235	122,735	703,060
2 years	-	177,803	208,174	178,132	175,717	209,379	217,546	243,708	220,049	210,226	828,845
3 years	-	-	236,989	220,765	217,408	234,192	235,624	255,629	225,872	214,078	854,677
4 years	-	-	-	213,979	208,425	230,983	233,196	249,055	220,287	202,680	840,646
5 years	-	-	-	-	209,653	236,752	254,422	250,105	219,084	199,901	828,985
6 years	-	-	-	-	-	232,174	247,598	259,290	213,446	199,809	817,488
7 years	-	-	-	-	-	-	246,537	260,973	209,143	197,196	814,506
8 years	-	-	-	-	-	-	-	262,828	206,941	195,260	811,279
9 years	-	-	-	-	-	-	-	-	206,207	197,354	795,951
10 years	-	-	-	-	-	-	-	-	-	197,046	812,097
11 years	-	-	-	-	-	-	-	-	-	-	819,105

Ark Insurance Holdings Limited
22

Ark Insurance Holdings Limited 23 Notes to the financial statements 15. Insurance liabilities (continued) Gross All years Net All years USD’000 USD’000 Total claims 3,507,551 2,925,220 Less paid claims and fair value adjustment (2,840,173) (2,369,542) Claims liabilities, syndicates 667,378 555,678 Less unaligned share - (319,170) Claims liabilities, group 667,378 236,508 On a whole account basis, the claims experience in 2020 has been better than expected based on the prior year reserves. 16. Borrowings 2020 USD’000 Subordinated debt 44,640 Other loans 1,770 46,410 Management considers the fair value of the subordinated debt and loans to be equivalent to the carrying value. 2020 Subordinated debt analysis USD’000 USD8,500,000 Floating rate junior subordinated notes 8,500 USD8,500,000 Floating rate junior subordinated notes 8,500 USD13,000,000 Floating rate junior subordinated notes 13,000 EUR12,000,000 Floating rate junior subordinated notes 14,640 44,640 Management considers the fair value of the subordinated notes to be equivalent to the carrying value. The subordinated notes rank below the senior obligations of the company and are callable at the company's option on any interest payment date. A description of the notes is set out below: Description Interest to 15 June 2017 Interest from 16 June 2017 Issue date Redemption date USD notes 3 month LIBOR plus 3.6% 3 month LIBOR plus 4.6% 15 March 2007 15 June 2037 EUR note 3 month LIBOR plus 3.6% 3 month LIBOR plus 4.6% 15 March 2007 15 June 2027 17. Other payables 2020 USD’000 Creditors arising out of direct insurance operations 4,530 Creditors arising out of reinsurance operations 527,855 Other creditors 8,588 540,973

Ark Insurance Holdings Limited 24 Notes to the financial statements 17. Other payables (continued) 2020 USD’000 Due within one year 294,870 Due after one year 246,103 540,973 18. Deferred taxation 2020 USD’000 Asset (621) Liability 504 Deferred taxation (asset) / liability (117) 2020 USD’000 Liability at 1 January 294 Accelerated capital allowances 8 Tax losses carried forward (533) Underwriting results taxable on closure of the 2020, 2019 and 2018 YOA 114 (Asset) at 31 December (117) 2020 USD’000 Accelerated capital allowances (70) Tax losses carried forward (533) Underwriting results taxable on closure of the 2020, 2019 and 2018 YOA 486 (Asset) at 31 December (117) The UK corporation tax rate is 19% for the year ended 31 December 2020 and has been used to calculate the deferred tax balances. 19. Commitments under operating leases 2020 Land & buildings Non-cancellable operating lease rentals payment profile USD’000 Within 1 year 948 Within 2 to 5 years - 948 During the year, USD0.9m was recognised as an expense in the income statement in respect of operating leases.

Notes to the financial statements

20. Movement in opening and closing portfolio investments and cash net of financing

	2020 USD'000
Cash flow – cash and cash equivalents	(9,110)
Cash flow – portfolio investments	77,780
Movement arising from cash flows	68,670
Changes in market values and exchange rates	5,796
Total movement in portfolio investments net of financing	74,466
Balance brought forward at 1 January	621,883
Balance carried forward at 31 December	696,349

21. Movement in cash and portfolio investments

	At 1 January USD'000	Cash flow USD'000	Change in market value USD'000	At 31 December USD'000
Shares and other variable yield securities	178,487	(33,802)	(2,145)	142,540
Debt and other fixed income securities	358,491	80,523	3,305	442,319
Other investments	23,450	31,059	4,636	59,145
Total portfolio investments	560,428	77,780	5,796	644,004
Cash and cash equivalents	61,455	(9,110)	-	52,345
Total cash and portfolio investments	621,883	68,670	5,796	696,349

22. Related parties

AIHL management considers that all related party transactions listed below have been conducted on normal commercial terms and at arms length.

C Watson is a director of Aquiline Capital Partners LLC ("Aquiline"). The Syndicates have invested funds totalling USD14.5m in two private equity funds managed by Aquiline.

ECP owns Mercury Capital Limited ("Mercury"), a catastrophe risk manager. During the year, the Syndicates made investments through Mercury in assets exposed to catastrophe insurance risk through various Industry Loss Warranty arrangements. At the year end, included within the investments of the Syndicates is USD4.4m relating to these assets. An investment loss of USD0.1m was generated by these assets in the year. No fee is paid by the Syndicates to Mercury in respect of these arrangements.

C Garrod is a partner of Conyers, Dill and Pearman ("CDP"). CDP has been retained to provide legal services to AIHL, GAIHL and GAIL. Fees paid to CDP in the year in respect of these services amounted to less than USD0.1m.

D Sykes is a director of Strategic Risk Solutions (Bermuda) Limited ("SRS"). SRS provides administrative services to AIHL, GAIHL and GAIL. Fees paid to SRS in the year in respect of these services amounted to USD0.3m.

On 24 July 2020, GAIHL sold its shareholding in the capital of Innova Re Investment Solutions Holdings Limited ("IRIS Bermuda"), a company incorporated in Bermuda. Prior to this date, I Beaton was a director of Innova Re Investment Services Limited ("IRIS"), a wholly owned subsidiary of IRIS Bermuda. ASML had entered into a contract with IRIS for the provision of investment advisory services. Fees paid by ASML to IRIS in the year in respect of these services amounted to USD Nil.

Ark Insurance Holdings Limited
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Ark Insurance Holdings Limited 26 Notes to the financial statements 23. Minimum statutory capital and liquidity ratio GAIL is registered as an insurer under the Bermuda Insurance Act, 1978 and is required by its Class III licence to maintain a minimum statutory capital and surplus determined as the greater of a percentage of outstanding losses and loss expenses or a given fraction of net written premiums. At 31 December 2020 GAIL is required to maintain a minimum statutory capital and surplus of USD40.3m. At 31 December 2020 GAIL has statutory capital and surplus of USD131.5m. GAIL is also required to maintain a minimum liquidity ratio whereby the value of its relevant assets is not less than 75% of the amount of its relevant liabilities. Relevant assets include cash and cash equivalents, catastrophe bonds, fixed maturity securities, accrued interest receivable, reinsurance balances receivable, funds withheld and other assets. Certain categories of assets do not qualify as relevant assets under the statute. Relevant liabilities are outstanding losses and loss expenses, unearned premiums, deferred fee income, dividends payable, accounts payable and accrued expenses, net of outstanding losses recoverable from reinsurers and prepaid reinsurance premiums. At 31 December 2020, GAIL was required to maintain relevant assets of at least USD334.5m. At that date relevant assets were USD577.5m and the minimum liquidity ratio was therefore met. 24. Funds at Lloyd’s and Syndicate assets ACML is required to arrange for additional capital to be held at Lloyd’s, known as FAL, which is held in trust. FAL of USD107.5m was provided on behalf of ACML by GAIL to Lloyd’s which includes a bank letter of credit of USD45.0m. This amount may be drawn down by Lloyd’s in the event that the assets of the Syndicates prove insufficient to meet the underwriting liabilities of ACML. In addition, investments and cash of USD623.7m are held within syndicate trust funds. There is a charge over these assets in order to satisfy Lloyd’s obligations. Both FAL and assets held within syndicate trust funds are not readily available to the group. 25. Contingent liabilities Shares held in subsidiaries held by the company are subject to a charge in favour of Lloyds Bank Plc and others (“the banks”) in respect of a facility agreement dated 27th November 2014 between AIHL and the banks. No provision is held in respect of this contingent liability, and it is considered by management to be impracticable to make the disclosures required under FRS 102 with regard to the financial effect, the potential outflows or the possibility of reimbursement. Ark has assessed the potential impact of the diverted profits tax (“DPT”) following the enactment of new legislation in April 2015 and is of the view that no liability arises. The ultimate outcome may differ and any profits that did fall within the scope of the DPT would potentially be taxed at a rate of 25% rather than 18% (the current rate of tax on corporate earnings in the UK). The earnings that would potentially be taxed at 25% are the relevant earnings of GAIL arising from its quota share of ACML from 2015 to 2020. 26. Post balance sheet events White Mountains Insurance Group Limited On 1 January 2021 AIHL completed a subscription and purchase agreement (“SPA”) with Bridge Holdings (Bermuda) Limited (“the Investor”), a subsidiary of White Mountains Insurance Group Limited. Further to the SPA, the Investor committed to provide AIHL with an investment of up to USD800m, of which USD600m was made available on completion as paid-up proceeds of AIHL issued share capital and USD200m is made available at AIHL’s request during 2021. Winter Storm Uri (Texas, USA) Management has been following the development of loss exposures to winter storm Uri in Texas, USA during February 2021. As the event occurred after the balance sheet date, no adjustment has been made to the result presented in these accounts. Claims are expected primarily from property exposures in GAIL and the syndicates. At the date of this report, there is little available information and therefore uncertainty in the likely impact to the result of the group for the 2021 financial year, but management currently believe that claims arising from this event fall within the overall plan catastrophe loss assumptions.

Ark Insurance Holdings Limited 27 Notes to the financial statements 27. Differences between UK GAAP and US GAAP Ark’s financial statements were prepared in in accordance with UK accounting standards (UK Generally Accepted Accounting Practice or “UK GAAP”), including FRS 102, The Financial Reporting Standard applicable in the United Kingdom. and Republic of Ireland. The following summarises the significant differences between UK GAAP and principles generally accepted in the United States of America (“US GAAP”) applicable to Ark’s financial statements. Consolidated Balance Sheet and Consolidated Income Statement Deferred acquisition costs (“DAC”). Under UK GAAP, acquisition costs may be deferred and amortised over the period of the associated insurance contract regardless of whether the costs are linked to successful efforts. Under US GAAP, only the portion of acquisition costs directly attributable to the successful acquisition of new insurance contracts may be deferred. Foreign currency. Certain assets and liabilities that are considered monetary assets under UK GAAP, which are remeasured periodically using spot rates, are considered non-monetary assets under US GAAP, which are not updated for currency translation subsequent to the date of the original transaction. On Ark’s balance sheet, unearned premium reserve (“UPR”), deferred acquisition costs (“DAC”) and ceded UPR are accounted for as monetary items under UK GAAP and would be considered non-monetary items under US GAAP. Leases. Under UK GAAP, certain leases may be held off balance sheet and expensed on straight line basis. Under US GAAP, a lessee recognises a liability for its lease obligation, which is initially measured at the present value of future lease payments, and an asset for its right of use of the underlying asset, which is initially measured as equal to the lease liability and adjusted for (i) lease payments made at or before lease commencement, (ii) lease incentives, and (iii) any initial direct costs. Goodwill. Under UK GAAP, goodwill is amortised. Under US GAAP, goodwill is not amortised, however it is tested for impairment on at least an annual basis or more frequently if indications of potential impairment are present. Cash and cash equivalents. Under US GAAP there is a requirement to separately disclose the amount of cash and cash items which are restricted as to withdrawal or usage. Although amounts are excluded from cash and cash equivalents in the statement of financial position, they are included in the reconciliation of total cash in the statement of cash flows along with disclosure of the restricted cash amounts separately. Other assets. Under UK GAAP, Ark’s balance sheet includes a receivable from certain members of Ark’s management for equity-based compensation that is not allowed to be recorded under US GAAP. Statement of Cash Flows The statement of cash flows under both UK GAAP and US GAAP present cash flows grouped by operating, investing and financing activities. However, the level of disaggregation and presentation differ.